CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






We consent to the use of our reports dated February 2, 2006 on the December 31, 2005 financial statements and financial highlights of Blue Chip Fund, Cash Management Fund, Discovery Fund, Focused Equity Fund, Government Fund, Growth Fund, High Yield Fund, International Securities Fund, Investment Grade Fund, Special Bond Fund, Target Maturity 2007 Fund, Target Maturity 2010 Fund, Target Maturity 2015 Fund and Value Fund, each a series of First Investors Life Series Funds (formerly First Investors Life Series Fund). Such financial statements and financial highlights appear in the 2005 Annual Report and are incorporated by reference in the Post Effective Amendment No. 37 to the Registration Statement on Form N-1A (File Nos. 002-98409 and 811-04325) of First Investors Life Series Funds. We also consent to the references to our Firm in such Registration Statement.


                                                  /s/ Tait, Weller & Baker LLP

                                                  TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2006